Registration No. 333-34096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACE SECURITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	03-0311630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

240 Gibraltar Rd,

Suite 220,

Horsham, Pennsylvania 19044

(267) 317-4009

(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

John J. McCann

President & Chief Executive Officer

Mace Security International, Inc.

240 Gibraltar Rd., Suite 220

Horsham, Pennsylvania, 19044

(267) 317-4009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald J. Guarcini, Esquire

Ballard Spahr, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103, (215) 864-8625

(Approximate date of commencement of proposed sale to the public: Not Applicable)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment therto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-34096) (the “Registration Statement”) of Mace Security International, Inc., a Delaware corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all shares of common stock of the Registrant that were not sold prior to the termination of the offering made pursuant to the Registration Statement. All unsold shares are hereby removed from the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed by the following persons in the capacities and on the date indicated.

Mace Security International, Inc. (Registrant)

By:	/s/ John J. McCann
John J. McCann
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ John J. McCann John J. McCann (Principle Executive Officer)	President, Chief Executive Officer and Director	July 24, 2012

/S/ Gregory M. Krzemien Gregory M. Krzemien (Principle Financial Officer and Principle Accounting Officer)	Chief Financial Officer and Treasurer	July 24, 2012

/S/ Richard A. Barone Richard A. Barone	Chairman of the Board	July 24, 2012

/S/ Denis J. Amato Denis J. Amato	Director	July 24, 2012

/S/ Larry Pollock Larry Pollock	Director	July 24, 2012

/S/ Daniel V. Perella Daniel V. Perella	Director	July 24, 2012